Exhibit 99(h)(6)

AMENDMENT TO THE

AMENDED AND RESTATED

TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of the 14th day of December, 2023 is made to the Amended and Restated Transfer Agency and Service Agreement dated July 1, 2013, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “ Funds “) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth. and intending to be legally bound. the parties agree the Agreement shall be amended as follows:

1.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to account for the addition of one (1) new fund, John Hancock Global Climate Action Fund, a series of John Hancock Investment Trust.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

INTERNAL

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, a of the day and year first above written.

On Behalf of each Fund and Portfolio Listed on Exhibit A of the Agreement		John Hancock Signature Services, Inc.

By:	/s/ Kristie Feinberg	By:	/s/ Jeffrey H. Long
	Kristie Feinberg		Jeffrey H. Long
	President		Vice President and Chief Financial Officer

2

INTERNAL

Exhibit A

List of Funds and Portfolios

Exhibit A

List of Funds and Portfolios

John Hancock Asset-Based Lending Fund

John Hancock Bond Trust

John Hancock ESG Core Bond Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Municipal Bond Fund

John Hancock Capital Series

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Diversified Macro Fund

John Hancock Diversified Macro Fund Offshore

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Equity Income Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Climate Action Fund

John Hancock Global Environmental Opportunities Fund

John Hancock Global Thematic Opportunities Fund

John Hancock Infrastructure Fund

John Hancock International Dynamic Growth Fund

John Hancock Mid Cap Growth Fund

John Hancock Seaport Long/Short Fund

John Hancock Small Cap Core Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Municipal Opportunities Fund

John Hancock Short Duration Municipal Opportunities Fund

A-1

INTERNAL

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Funds II

2010 Lifetime Blend Portfolio

2015 Lifetime Blend Portfolio

2020 Lifetime Blend Portfolio

2025 Lifetime Blend Portfolio

2030 Lifetime Blend Portfolio

2035 Lifetime Blend Portfolio

2040 Lifetime Blend Portfolio

2045 Lifetime Blend Portfolio

2050 Lifetime Blend Portfolio

2055 Lifetime Blend Portfolio

2060 Lifetime Blend Portfolio

2065 Lifetime Blend Portfolio

Alternative Asset Allocation Fund

Blue Chip Growth Fund

Emerging Markets Fund

Emerging Markets Debt Fund

Equity Income Fund

Floating Rate Income Fund

Fundamental All Cap Core Fund

Fundamental Global Franchise Fund

Global Equity Fund

International Small Company Fund

Lifestyle Blend Aggressive Portfolio

Lifestyle Blend Balanced Portfolio

Lifestyle Blend Conservative Portfolio

Lifestyle Blend Growth Portfolio

Lifestyle Blend Moderate Portfolio

Multi-Asset Absolute Return Fund

Multi-Asset High Income Fund

Multimanager Lifestyle Balanced Portfolio

Multimanager Lifestyle Conservative Portfolio

Multimanager Lifestyle Growth Portfolio

Multimanager Lifestyle Moderate Portfolio

Multimanager 2010 Lifetime Portfolio

Multimanager 2015 Lifetime Portfolio

Multimanager 2020 Lifetime Portfolio

Multimanager 2025 Lifetime Portfolio

Multimanager 2030 Lifetime Portfolio

Multimanager 2035 Lifetime Portfolio

Multimanager 2040 Lifetime Portfolio

Multimanager 2045 Lifetime Portfolio

Multimanager 2050 Lifetime Portfolio

Multimanager 2055 Lifetime Portfolio

Multimanager 2060 Lifetime Portfolio

Multimanager 2065 Lifetime Portfolio

New Opportunities Fund

A-2

INTERNAL

Small Cap Growth Fund

Small Cap Value Fund

Strategic Income Opportunities Fund

John Hancock Funds III

John Hancock Disciplined Value Fund

John Hancock Disciplined Value Mid Cap Fund

John Hancock Global Shareholder Yield Fund

John Hancock International Growth Fund

John Hancock U.S. Growth Fund

A-3

INTERNAL